                                                                     Exhibit 1.1





                           COMPAQ COMPUTER CORPORATION

                            (a Delaware corporation)




                             UNDERWRITING AGREEMENT



                            -------------------------





________, 200_

                             UNDERWRITING AGREEMENT



                                                                  ________, 200_


Compaq Computer Corporation
20555 SH 249
Houston, Texas 77070

Ladies and Gentlemen:

         We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Compaq Computer Corporation, a Delaware corporation (the "Company"), proposes to issue and sell [indicate currency and amount] aggregate principal amount of [full title of debt securities] (the "Securities").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Securities set forth below opposite their names at a purchase price of [_____%] of the principal amount of such Securities, plus accrued interest from [Date of Securities] to the date of payment and delivery:


                                                            Principal
                                                            Amount of
Name                                                        Securities

[Insert syndicate list]                                     $

                                      Total..............   $

         [The aggregate principal amount of Securities to be purchased by the several Underwriters may be reduced by the aggregate principal amount of Securities sold pursuant to delayed delivery contracts.]*

         The Underwriters will pay for such Securities (less any Securities sold pursuant to delayed delivery contracts) upon delivery thereof at the offices of _________________ at 10:00 a.m. (New York time) on ___________, 200_, or at such other time, not later than ____ (New York time) on _________, 200_, as shall be jointly designated by the Manager and the Company.

         The Securities shall have the terms set forth in the Prospectus dated ________ __, 2000, and the Prospectus Supplement dated ____________, 200_, including the following:

[Terms of Securities




Maturity:                     __________ ___, 20__
Interest Rate:                [___% per annum]
Redemption Provisions:

Interest Payment Dates:       _________ ___, and _______ ___
                              commencing ______ ___, 200_
                              (Interest accrues from
                               __________ ___, 200_)

Form and Denomination:
[Other terms:]


         [The fee to be paid to the Underwriters in respect of the Securities purchased pursuant to delayed delivery contracts arranged by the Underwriters shall be ___% of the purchase price of the Securities so purchased] *

         All provisions contained in the document entitled Compaq Computer Corporation Underwriting Agreement Standard Provisions (Debt) dated _________ __, 200_, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this agreement to the same extent as if such provisions had been set forth in full herein except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.


--------
         * To be added only if delayed delivery contracts are contemplated.

         Please confirm your agreement by having an authorized officer sign a copy of this agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,


                                        [MANAGER]

                                        By [MANAGER]



                                        By
                                          -------------------------------------
                                          Acting severally on behalf of
                                          itself and the other several
                                          Underwriters named above

Accepted:

COMPAQ COMPUTER CORPORATION


By
  ----------------------------------
  Title:

                           COMPAQ COMPUTER CORPORATION

                             UNDERWRITING AGREEMENT
                           STANDARD PROVISIONS (DEBT)

                                                                __________, 200_


         From time to time, Compaq Computer Corporation, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several Underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         The Company proposes to issue from time to time debt securities to be issued pursuant to the provisions of an indenture dated as of _____________, 2000 (as it may be supplemented or amended from time to time, the "Indenture") between the Company and The Bank of New York, as Trustee.

         The debt securities will have varying designations, maturities, rates and times of payment of interest, selling prices, redemption terms and other terms. Any such debt securities are herein sometimes collectively referred to as the "Securities".

         The Company has filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (herein referred to collectively as the "Act"), a registration statement including a prospectus relating to the Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "prospectus supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act. The term "Registration Statement" means the registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or abbreviated term sheet (other than a preliminary prospectus supplement or preliminary abbreviated term sheet) specifically relating to the Securities. The term "preliminary prospectus" means a preliminary prospectus supplement or preliminary abbreviated term sheet specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms Registration Statement, Basic Prospectus, Prospectus and preliminary prospectus shall include, in each case, the material, if any, incorporated by reference therein.

         The term Contract Securities means the Securities, if any, to be purchased pursuant to the delayed delivery contracts substantially in the form of Schedule I hereto, with such changes therein as the Company may authorize or approve (the "Delayed Delivery Contracts"). The term "Underwriters' Securities" means the Securities other than Contract Securities.

         The Company and the Underwriters agree as follows:

         1. Sale and Purchase. If the Prospectus provides for sales of Securities pursuant to Delayed Delivery Contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms contained in the Delayed Delivery Contracts. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager, as compensation for the accounts of the Underwriters, the commissions set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

         If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Securities comprising the Contract Securities shall be deducted from the Securities to be purchased by the several Underwriters, and the aggregate principal amount of Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

         The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

         2. Payment and Delivery. Payment for the Underwriters' Securities shall be made by wire transfer of immediately available Funds to an account designated by the Company, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the "Closing Date".

         3. Certain Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

            (a) To furnish you, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange



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


         Act"), that are deemed to be incorporated by reference in the Prospectus, including any abbreviated term sheets.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish you a copy of each such proposed amendment or supplement.

            (c) If, at any time when a Prospectus relating to the Securities is in the opinion of your counsel required by law to be delivered under the Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, the Company will forthwith prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

            (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection therewith as well as all fees, if any, payable in connection with the review of the offering of the Securities by the National Association of Securities Dealers, Inc. and the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Manager may designate.

            (e) To make generally available to the Company's security holders as soon as practicable an earnings statement or statements of the Company which shall satisfy the provisions of Section 11(a) of the Act.

            (f) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company substantially similar to the Securities other than the Securities, without the prior written consent of the Manager.

         4. Reimbursement of Underwriters' Expenses. If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement in any material respect, or if for any reason the Company shall be unable to perform its obligations under this Agreement in any material respect, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.




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




         5. Conditions of Underwriters' Obligations.

         The several obligations of the Underwriters are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the reasonable judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

            (b) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change in the condition, financial or otherwise, earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus; and the Managers shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date. The officer signing such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

            (c) The Underwriters shall have received on the Closing Date an opinion of counsel for the Company (which counsel may be in-house counsel), dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated, is validly
            existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its


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


            ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (ii) each of [List material subsidiaries] (each a "Material
            Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (iv) the Indenture has been duly qualified under the Trust
            Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                  (v) the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                  (vi) the Securities have been duly authorized and, when
            executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, in the case of Underwriters' Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, in the case of the Contract Securities, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                  (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Delayed Delivery Contracts and the Securities will not contravene any provision of applicable law (except as the rights to indemnity and contribution under the Agreement may be limited by applicable law) or the certificate of incorporation or by-laws of the



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


            Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Delayed Delivery Contracts and the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

                  (viii) the statements (A) in the Prospectus under the captions
            "________," "_______," "Description of [Securities]" and "Plan of Distribution" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                  (ix) after due inquiry, such counsel does not know of any
            legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (x) such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) has no reason to believe that (except for financial statements and


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



            schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) The Underwriters shall have received on the Closing Date an opinion of __________________, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iii), 5(c)(iv), 5(c)(v) and 5(c)(vii) (but only as to the statements in the Prospectus under "Description of Debt Securities" and "Underwriters") and clauses 5(c)(x)(B), 5(c)(x)(C) and 5(c)(x)(D) above.

                  With respect to Section 5(c)(x) above, counsel for the Company and may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to clauses 5(c)(x)(B), 5(c)(x)(C) and 5(c)(x)(D) above, [Underwriters' counsel] may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

                  The opinion of counsel for the company described in Section
            5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (e) The Underwriters shall have received, on the Closing Date, a letter dated the Closing Date, in form and substance satisfactory to the Underwriters, from the Company's independent public accountants, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

         6. Termination of Agreement. If the sale to the Underwriters of the Underwriters' Securities, as contemplated in this Agreement, is not carried out by the Underwriters for any reasons permitted hereunder, or if such sale is not carried out because the Company shall be unable to comply with any of the terms hereof, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under the agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.


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



                  If the Manager or any group of Underwriters elect to terminate this Agreement as provided in this Section 6, the Company and each other Underwriter shall be notified promptly by letter, facsimile or telegram.

         7. Defaulting Underwriters. If any Underwriter or Underwriters shall default in its or their obligation to take up and pay for the Securities to be purchased by it or them hereunder, the non-defaulting Underwriters shall take up and pay for (in addition to the principal amount of Securities they are obligated to purchase hereunder) the principal amount of Securities agreed to be purchased by all such defaulting Underwriters as hereinafter set forth; provided, however, that in the event that the principal amount of Securities that all Underwriters so defaulting shall have agreed but failed to take up and pay for shall exceed 10% of the total principal amount of Securities, the non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. If non-defaulting Underwriters take up and pay for all Securities agreed to be purchased by all such defaulting Underwriters, such Securities shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as the Manager may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Securities set opposite the names of such non-defaulting Underwriters herein.

                  Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder unless all of the Underwriters' Securities are purchased by the Underwriters (or by substituted underwriters selected by the Manager with the approval of the Company or selected by the Company with the Manager's approval).

                  If a new underwriter or underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provisions, the Company or the Manager shall have the right to postpone the Closing Date for a period not exceeding five business days in order that necessary changes in the Registration Statement and Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any underwriter substituted under this Section 7 with like effect as if such substituted underwriter had originally been named herein.

         8. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.



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



            (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (d) Each Material Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except for any director's qualifying shares, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

            (e) This Agreement has been duly authorized, executed and delivered by the Company.



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



            (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its term, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

            (g) The Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and are valid and binding.

            (h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, in the case of the Underwriters' Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, in the case of the Contract Securities in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

            (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Delayed Delivery Contracts and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Material Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Material Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Delayed Delivery Contracts or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

            (j) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

            (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its Material Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

         9. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Basic Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any Basic Prospectus or any preliminary prospectus.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses as shall be reasonable shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by the Manager. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) If the indemnification provided for in paragraphs (a) or (b) of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting percentages determined by the ratio which the original purchase obligation of any Underwriter appearing in the Underwriting Agreement (or such amount increased as provided in Section 8 above) bears to the total purchase obligations of the Underwriters set forth therein.

            (f) The indemnity and contribution agreements contained in this
         Section 9 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (1) any termination of this Agreement, (2) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and
         (3) acceptance of and payment for any of the Securities.

         10. Termination in Certain Events. This Agreement shall be subject to termination by written notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in the the reasonable judgment of the Manager, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         11. Counterparts. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement between the parties and shall become effective at such time as each of the parties shall have signed such counterparts and shall have notified the other party thereof.

         12. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         13. Parties at Interest. This Agreement has been and is made solely for the benefit of the Underwriters and the Company, and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

         14. Section Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                                                                      SCHEDULE I


                            DELAYED DELIVERY CONTRACT


Compaq Computer Corporation
20555 SH 249
Houston, Texas 77070

Attention:

Ladies and Gentlemen:

         The undersigned hereby agrees to purchase from Compaq Computer Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned $______________________________________________
principal amount of the Company's [title of issue] (the "Securities") offered by the Company's Prospectus dated ______ __, 2000 and Prospectus Supplement or abbreviated term sheet dated ____________, 200_, receipt of copies of which are hereby acknowledged, at a purchase price equal to ______% of the principal amount of such Securities [plus accrued interest on the Securities from ____________, 200_, to the delivery date or dates thereof] [and accrued amortization of original issue discount from _____________, 200_ to the date of payment and delivery] and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

         The undersigned will purchase from the Company the principal amounts of Securities on the delivery dates (the "Delivery Dates") set forth below:



                                                              [Plus Accrued
                                                              Interest From] [and]
                                                              [Amortization of
                                                              Original Issue
                                [Principal Amount]            Discount From]
                                $
-------------------              ------------------           -------------------
                                $
-------------------              ------------------           -------------------
                                $
-------------------              ------------------           -------------------

         Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made by wire transfer of immediately available funds prior to 10:00 A.M., New York City time, on such Delivery Date, to an account designated by the Company,

                                     Sch.I-1
upon delivery to the undersigned of the Securities to be purchased by the undersigned on such Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to such Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for the Securities on each Delivery Date shall be subject to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold and had delivered to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above such part of the Securities as is to be sold to them.

         Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

         Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

         The undersigned represents and warrants that, (a) as of the date of this contract, the undersigned is not prohibited under the laws of the jurisdictions to which the undersigned is subject from purchasing the Securities hereby agreed to be purchased and (b) the undersigned does not contemplate selling the Securities which it has agreed to purchase hereunder prior to the Delivery Date therefor.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the prior written consent of the other. This contract shall be governed by and construed in accordance with the laws of the State of New York. This contract may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         It is understood that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If the contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

                                    Sch. I-2

                                        Yours very truly,



                                        ---------------------------------------
                                        Purchaser


                                        By:
                                           ------------------------------------

                                        ---------------------------------------
                                                        (Title)

                                        ---------------------------------------
                                                       (Address)



Accepted, as of the date
first above written:
Compaq Computer Corporation


By:
   -----------------------------------
   Name:
   Title:

                                    Sch. I-3

                  PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING


         The name, telephone number and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:

(Please print.)


                      Telephone Number
Name                 (Including Area Code)              Department
----                 ---------------------              ----------



                                    Sch. I-4